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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this registration statement
on Form S-8 (File No. 333-       ), relating to the Atlantic Richfield Capital
Accumulation Plan II, the Atlantic Richfield Capital Accumulation Plan III, the Atlantic Richfield Savings Plan II and the Atlantic Richfield Savings Plan III, of our report dated February 12, 1997, on our audits of the financial statements and financial statement schedule of Atlantic Richfield Company.

                                          COOPERS & LYBRAND L.L.P.

Los Angeles, California
May 6, 1997